EXHIBIT 10.4
NONQUALIFIED STOCK OPTION AGREEMENT
UNDER THE ALLIANCE DATA SYSTEMS CORPORATION
2005 LONG-TERM INCENTIVE PLAN
     THIS AGREEMENT, made as of the [Day] day of [Month], YEAR, by and between Alliance Data Systems Corporation (the “Company”) and [First] [Last] (the “Participant”) who is an employee of the Company or one of its Affiliates.
W I T N E S S E T H:
     WHEREAS, pursuant to the Company’s 2005 Long-Term Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire, or enlarge, his ownership of the Company’s common stock, $0.01 par value per share (“Stock”), so that he may have a direct proprietary interest in the Company’s success.
     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
     1. Grant of Option. Subject to the term and conditions set forth herein and in the Plan, the Company hereby grants to the Participant, during the period commencing on the date of this Agreement and ending on the close of business on the day of the tenth anniversary of the date hereof (the “Termination Date”), the right and option (the “Option”) to purchase from the Company, at a price of [Option Price] per share (the “Option Price”), an aggregate of [# Options] shares of Stock (the “Option Shares”).
     2. Limitation on Exercise of Option. Subject to the terms and conditions set forth herein and in the Plan, the Option will become exercisable 33% upon the day of the first anniversary of grant; an additional 33% of the Option will become vested and exercisable on the day of the second anniversary of the date of grant; and the final 34% of the Option will become vested and exercisable on the day of the third anniversary of the date of grant provided, that, the Participant is then employed by the Company or an Affiliate. Notwithstanding the foregoing, subject to the limitations of the Plan, the Committee may accelerate the vesting and exercisability of all or part of the Option at any time and for any reason.
     3. Termination of Employment. Upon termination of employment, the Option shall remain exercisable as follows:
          (a) Upon termination of the Participant’s employment with the Company and its Affiliates for any reason other than death, Disability, Retirement or termination by the Company or an Affiliate for Cause, the Participant may exercise the Option, but only to the extent the Option was exercisable immediately prior to such termination of employment, until the earlier of the last day of the Option term or the last day of the 30-day period following such termination of employment.
          (b) If a Participant terminates employment due to Retirement, the Participant may exercise the Option, but only to the extent the Option was exercisable immediately prior to

Retirement, until the earlier of the last day of the Option term or the last day of the one-year period following Retirement.
          (c) Upon termination of the Participant’s employment with the Company and its Affiliates due to death or Disability, the Participant may exercise the Option, but only to the extent the Option was exercisable immediately prior to termination of employment, until the earlier of the last day of the Option term or the last day of the one-year period following termination of employment.
          (d) Upon termination of a Participant’s employment with the Company and its Affiliates due to Cause, the entire Option shall immediately be forfeited.
     4. Time and Method of Exercising Option. The Option, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of whole shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price. Such payment shall be made either: (i) in cash at the time of purchase; (ii) through such “cashless exercise” procedure that is acceptable to the Committee in its full discretion, to the extent that such procedure does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; or (iii) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion. Notwithstanding the provision herein or in the Plan, once granted, neither the exercise period nor the term of any Option may be extended if such extension would cause the Option to be subject to excise tax under Section 409A of the Internal Revenue Code (“409A of the Code”). In addition, the timing of any payment shall also comply with 409A of the Code.
     5. Issuance of Shares. Except as otherwise provided in the Plan, and subject to applicable law, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant a certificate or certificates thereof, registered in the Participant’s name.
     6. Company; Participant.
          (a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its Affiliates, as appropriate.
          (b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
     7. Non-Transferability. The Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) and the Option shall be exercisable during the lifetime of the Participant only by the Participant or his guardian or legal representative. The terms of the Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Until the Option has vested, shares subject to the Option shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated, and shall not be subject to the claims of creditors.
     8. Adjustments; Change in Control.
          (a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares that may be issued in respect of outstanding Options and (ii) the exercise price or purchase price relating to an Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to Options subject to Section 6(g) of the Plan to the extent that such authority could cause such Options to fail to qualify as “qualified performance-based compensation” under Section 162(m)(4)(C) of the Code.
          (b) In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting with respect to any or all Options granted under the Plan and may require that any and all vested Options be cancelled irrespective of whether the exercise price of such Options is greater than the Fair Market Value of the shares covered by such Options. In the event of any such cancellation, if the exercise price of such Option is less than the Fair Market Value of the shares covered by such Options (the “Spread”), the Committee must provide either that (a) any such cancelled Options shares or combination thereof be deemed automatically exercised or (b) the affected Participants shall receive property, shares or a combination thereof, an amount equal to the value of the Spread. If the Option is not assumed, substituted for an Award of equal value, or otherwise continued after a Change in Control, the Option shall automatically vest prior to the Change in Control at a time designated by the Committee. Notwithstanding the foregoing, no cancellation pursuant to this provision shall be deemed an action that materially impairs the rights of any Participant with respect to his Option and no Participant consent shall be required with respect to the cancellation of any Option under this provision. Timing of any payment or delivery of shares of Stock under this provision shall be subject to the 409A of the Code. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to Options subject to Section 6(g) of the Plan to the extent that such authority could cause such Options to fail to qualify as “qualified performance-based compensation” under Section 162(m)(4)(C) of the Code.
          (c) Notwithstanding any other provision contained herein to the contrary, all conditions and restrictions relating to the Option, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring continued employment or the achievement of performance objectives with respect to the exercisability of the Option, shall immediately lapse upon a termination of employment or service by the Company without Cause or by a Participant for Good Reason, within twelve months after a Change in Control, and the Option shall remain outstanding until the earlier of the last day of the term of such Option, or the end of the last day of the one-year period following such termination.
     9. Clawback. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant breaches any nonsolicitation Agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel the Option, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of the Option, require the Participant to repay to the Company any gain realized or payment or shares received upon the exercise or payment of the Option (with such gain, payment or shares valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.
     10. Rights as Shareholder. The Participant or a transferee of the Options shall have no rights as shareholder with respect to any Option Shares until he shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the record date is prior to the date upon which he shall become the holder of record thereof.
     11. Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.
     12. No Right to Continued Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any reason whatsoever, with or without Cause. Participant acknowledges and agrees that the continued vesting of the Options granted hereunder is premised upon his provision of future services with the Company and such Option shall not accelerate upon his termination of employment for any reason unless specifically provided for herein.

     13. Taxes and Share Withholding. At such time as the Participant has taxable income in connection with an Option (a “Taxable Event”), the Participant shall pay to the Company in cash an amount equal to the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”).
     14. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company. Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.
     15. Nonqualified Stock Option. The Option granted hereunder is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code (“ISO”).
     16. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
     17. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
     18. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.
     19. Electronic Transmission. The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice.
* * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION

By:

Dwayne H. Tucker Executive Vice President

PARTICIPANT

[First] [Last]

6